Exhibit 3.185
State of Delaware

Office of the Secretary of State
     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BCP/GRAHAM HOLDINGS L. L. C.” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE TWELFTH DAY OF DECEMBER, A.D. 1997, AT 12 O’CLOCK P.M.

/s/ Edward J. Freel
Edward J. Freel, Secretary of State
AUTHENTICATION: 0364741 DATE: 04-07-00
2832785 8100H 001162996

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 12/12/1997 971427418 — 2832785
CERTIFICATE OF FORMATION
OF
BCP/GRAHAM HOLDINGS L.L.C.
     This Certificate of Formation for BCP/GRAHAM HOLDINGS L.L.C. is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Comapny Act (6 Del C §18-101, et seq.).
1.	The name of the limited liability Company is BCP/Graham Holdings L.L.C.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of BCP/Graham Holdings L.L.C. this 12th day of December, 1997.

By:	/s/ Eric R. Jacobs
Eric R. Jacobs
Organizer